                                  Exhibit 10.6

PROMISSORY NOTE AGREEMENT


Date: 07/23/96                           County of Fairfax
                                         Commonwealth of Virginia

     THIS PROMISSORY NOTE made as of the day first above written by and between ATCALL, Inc. (hereinafter referred to as "Maker") and Sector Communications, Inc.(hereinafter referred to as "Payee").

     WHEREAS, as of the date first hereinabove written Payee has advanced as a loan to Maker the sum of Two Hundred and Fifty Thousand Dollars ($250,000.00);

     WHEREAS, simultaneously but independently herewith Payee is considering the purchase of capital stock of the Maker in an amount equal to or greater that the loan made herein to Payee;

     NOW, THEREFORE, on or before the earlier to occur (1) Ninety (90) days from the date first above written or, (2) the date upon which Maker and Payee may consummate the possible capital stock purchase, the undersigned Maker promises to pay to the order of the Payee, at such place as the Payee may designate from time to time the principal sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) together with interest accrued thereon computed at an interest rate of eight percent (8.00%) compounded on an annual basis (but payable only at the maturity of this Note) on the balance of the note that remains unpaid.

     The absolute obligation herein of the Maker to the Payee is in no way dependent upon the decision of the Payee to invest in the capital stock of the Maker.

     For good and valuable consideration received the undersigned guarantor, Khalid Alhegelan ("Guarantor"), guarantees that the payment from Maker to Payee as described herein shall be made in a timely manner. If, upon notice from Payee that a default exists in the payment to Payee, then upon receipt of such notice and without any further action necessary upon the part of the Payee, Guarantor shall promptly (and in any case within five (5) days of receipt of such notice) pay to Payee any amounts that are stipulated as due in such notice.

     It is expressly agreed that if default be made in the payment of principal and/or interest under this Note when and as the same shall become due and payable, and the said default shall continue for a period of five days thereafter, then and in that event a late payment penalty equal to one and one-half percent (1.5%) of the payment due and shall be automatically assessed against Maker for each and every month for which payment has not been made by the fifth (5th) day after such payment is due.

     This Note may be prepaid in full, or any portion hereof, without penalty.

     This Note shall be governed in all respects by the laws of the commonwealth of Virginia and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs. executors, administrators, personal representatives, successors and assigns.

     Witness the following signature and seal.

WITNESS:                                 MAKER:


/s/ Geoffrey Button                      /s/ Khalid Alhegelan
-------------------                      --------------------
                                         ATCALL, Inc.


                                         GUARANTOR:



                                         /s/ Khalid Alhegelan
                                         --------------------
                                         Khalid Alhegelan

                                       33